Exhibit 10.30

INDUSTRIAL BUILDING LEASE	NO. 1201	GEORGE E. COLE
(for Use in Illinois)	February, 1986	LEGAL FORMS

CAUTION:  Consult a lawyer before using or acting under this form.  Neither the publisher nor the seller of this form makes any warranty with respect thereto, including any warranty of merchantability or fitness for a particular purpose.

INDUSTRIAL BUILDING LEASE

DATE OF LEASE	TERM OF LEASE		MONTHLY RENT
June 3, 2003	Beginning August 1, 2003	Ending July 31, 2009	$ Triple Net (plus % per year increases throughout term). See Rider B Attached
Location of Premises: 1240 North Avenue, West Chicago, Illinois (consisting of approximately 108, 438 square feet of space)
Purpose: Various uses pertaining to the printing, shipping and storage of advertising materials and gift merchandise, as well as general office use.

LESSEE		LESSOR

NAME:	Aspen Marketing, Inc., a California corporation	NAME:	A&A. Conte Joint Venture Limited Partnership, an Illinois limited partnership

ADDRESS:	31 W001 North Avenue West Chicago, IL 60185*	BUSINESS ADDRESS:	31 W007 North Ave., Ste 201 West Chicago, IL 60185

*after the commencement of term, Lessee’s address will be the Premises

In consideration of the mutual covenants and agreements herein stated, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor solely for the above purpose the premises designated above (the “Premises”), together with the appurtenances thereto, for the above Term.

RENT:
1.  Lessee shall pay Lessor or Lessor’s agent as rent for the Premises the sum stated above, monthly in advance, until termination of this lease, at Lessor’s address stated above or such other address as Lessor may designate in writing.

CONDITION AND UPKEEP OF PREMISES
2.  Leesee has examined and knows the condition of the Premises and has received the same in good order and repair, and acknowledges that no representations as to the condition and repair thereof have been made by Lessor, or his agent, prior to or at the execution of this lease that are not herein expressed; Lessee will keep the Premises including all appurtenances, in good repair, replacing all broken glass with glass of the same size and quality as that broken, and will replace all damaged plumbing fixtures with other of equal quality, and will keep the Premises, including adjoining alleys, in a clean and healthful condition according to the applicable municipal ordinances and the direction of the proper public officers, during the term of this lease at Lessee’s  expense, and will without injury to the roof, remove all snow and ice from the same when necessary, and will remove the snow and ice from the sidewalk abutting the Premises; and upon the termination of this lease, in any way will yield up the Premises to Lessor, in good condition and repair, loss by fire and ordinary wear excepted, and will deliver the keys therefor at the place of payment of said rent.

LESSEE NOT TO MISUSE; SUBLET; ASSIGNMENT
3.  Lessee will not allow the premises to be used for any purpose that will increase the rate of insurance thereon, nor for any purpose other than that hereinbefore specified, and will not load floors with machinery or goods beyond the floor load rating prescribed by applicable municipal ordinances, and will not allow the premises to be occupied in whole, or in part, by any other person, and will not sublet the same or any part thereof,  nor assign this lease without in each case the written consent of the Lessor first  had, and Lessee will not permit any transfer by operation of law of the interest in the Premises acquired through this lease, and will not permit the Premises to be used for any unlawful purpose, or for any purpose that will injure the reputation of the building or increase the fire hazard of the building, or disturb the tenants or the neighborhood, and will not permit the same to remain vacant or unoccupied for more than ten consecutive days; and will not allow any signs, cards or placards to be posted, or placed thereon, nor permit any alteration of or addition to any part of the Premises, except by written consent of Lessor; all alterations and additions to the Premises shall remain for the benefit of Lessor unless otherwise provided in the consent aforesaid.

MECHANIC’S LIEN
4.  Lessee will not permit any mechanic’s lien or liens to be placed upon the Premises or any building or improvement thereon during the term hereof, and in case of the filing of such lien Lessee will promptly pay same.  If default in payment thereof shall continue for thirty (30) days after written notice thereof from Lessor to the Lessee, the Lessor shall have the right and privilege at Lessor’s option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest shall be so much additional indebtedness hereunder due from Lessee to Lessor and shall be repaid to Lessor immediately on rendition of bill therefor.

INDEMITY FOR ACCIDENTS
5.  Lessee covenants and agrees that he will protect and save and keep the Lessor forever harmless and indemnified against and from any penalty or  damages or charges imposed for any violation of any laws or ordinances, whether occasioned by the neglect of Lessee or those holding under Lessee, and that Lessee will at all times, protect, indemnify and save and keep harmless the Lessor against and from any accident or other occurrence on or about the Premises, causing injury to any person or property whomsoever or whatsoever and will protect, indemnify and save and keep harmless the Lessor against and fro any and all claims and against and from any and all loss, cost, damage or expense arising out of any failure of Lessee in any respect to comply with and perform all the requirements and provisions hereof.

NON-LIABILITY OF LESSOR
6.  Except as provided by Illinois statute, Lessor shall not be liable for any damage occasioned by failure to keep the Premises in repair, nor for any damage done or occasioned by or from plumbing, gas, water, sprinkler, steam or other pipes or sewerage or the bursting, leaking or running of any pipes, tank r plumbing fixtures, in, above, upon or about Premises or any building or improvement thereon nor for any damage occasioned by water, snow or ice being upon or coming through the roof, skylights, trapdoor or otherwise, nor for any damages arising from acts or neglect of any owners or occupants of adjacent or contiguous property.

WATER GAS AND ELECTRIC CHARGES
7.   Lessee will pay, in addition to the rent above specified, all water rents, gas and electric light and power bills taxed, levied or charged on the Premises, for and during the time for which this lease is granted, and in case said water rents and bills for gas, electric light and power shall not be paid when due, Lessor shall have the right to pay the same, which amount so paid, together with any sums paid by Lessor to keep the Premises in a clean and health condition, as above specified, are declared to be so much additional rent and payable with the installment of rent next due thereafter.

KEEP PREMISES IN REPAIR
8.  Lessor shall not be obliged to incur any expense for repairing any improvements upon said demised premises or connected therewith, and the Lessee at his own expense will keep all improvements in good repair (injury by fire, or other causes beyond Lessee’s control excepted) as well as in a good tenantable and wholesome condition, and will comply with all local or general regulations, laws and ordinances applicable thereto, as well as lawful requirements of all competent authorities in that behalf.  Lessee will, as far as possible, keep said improvements from deterioration due to ordinary war and from falling temporarily out of repair.  If Lessee does not make repairs as required hereunder promptly and adequately, Lessor may bet need not make such repairs and pay the costs thereof, and such costs shall be so much additional rent immediately due from the payable by Lessee to Lessor.

ACCESS TO PREMISES
9.  Lessee will allow Lessor free access to the Premises for the purpose of examining or exhibiting the same, or to make any needful repairs, or alterations thereof which Lessor may see fit to make and will allow to have placed upon the Premises at all times notice of “For Sale” and “To Rent” and will not interfere with the same.

ABANDONMENT AND RELETTING
10.  If Lessee shall abandon or vacate the Premises, or if Lessee’s right to occupy the Premises be terminated by Lessor by reason of Lessee’s breach of any of the covenants herein, the same may be re-let by Lessor for such rent and upon such terms as Lessor may deem fit, subject to Illinois statute, and if a sufficient sum shall not thus be realized monthly, after paying the expenses of such re-letting and collecting to satisfy the rent hereby reserved, Lessee agrees to satisfy and pay all deficiency monthly during the remain period of this lease.

HOLD OVER	11. See Rider A.

EXTRA FIRE HAZARD
12.  There shall not be allowed, kept, or used on the Premises any inflammable or explosive liquids or materials save such as may be necessary for use in the business of the Lessee, and in such case, any such substances shall be delivered and stored in amount, and used, in accordance with the rules of the applicable Board of Underwriters and statutes and ordinances now or hereafter in force.

DEFAULT BY LESSEE
13.  If default be made  in the payment of the above rent, or any part thereof, or in any of the covenants herein contained to be kept by the Lessee, Lessor may at any time thereafter at his election declare said term ended and reenter the Premises or any part thereof, with or (to the extent permitted by law) without notice or process of law, and remove Lessee or any persons occupying the same, without prejudice to any remedies which might otherwise be used for arrears of rent, and Lessor shall have at all times the right to distrain for rent due and shall have a valid and first lien upon personal property which Lessee now owns, or may hereafter acquire or have an interest in, which is by law subject to such distraint, as security for payment of the rent herein reserved.

NO RENT DEDUCTION OR SET OFF
14.  Lessee’s covenant to pay rent is and shall be independent of each and every other covenant of this lease.  Lessee agrees that any claim by Lessee against Lessor shall not be deducted from rent nor set off against any claim for rent in any action.

RENT AFTER NOTICE OR SUIT
15.  It is further agreed, by the parties hereto, that after the service of notice, or the commencement of a suit or after final judgment for possession of the Premises, Lessor may receive and collect any rent due, and the payment of said rent shall not waive or affect said notice, said suit, or said judgment.

PAYMENT OF COSTS	16. Lessee will pay and discharge all reasonable costs, attorney’s fees and expenses that shall be made and incurred by Lessor in enforcing the covenants and agreements of this lease.

RIGHT CUMULATIVE
17.  The rights and remedies of Lessor under this lease are cumulative.  The exercise or use of any one or more thereof shall not bar Lessor from exercise or use of any other right or remedy provided herein or otherwise provided by law, nor shall exercise nor use of any right or remedy by Lessor waive any other right or remedy.

FIRE AND CASUALTY
18.  In case the Premises shall be rendered untenantable during the term of this lease by fire or other casualty, Lessor at his option may terminate the lease or repair the Premises within 60 days thereafter.  If Lessor elects to repair, this lease shall remain in effect provided such repairs are completed within said time.  If Lessor shall not have repaired the Premises within said time, then at the end of such time the term hereby created shall terminate.  If this lease is terminated by reason of fire or casualty as herein specified, rent shall be apportioned and paid to the day of such fire or other casualty.

SUBORDINATION	19. This lease is subordinate to all mortgages which may now or hereafter affect the Premises.

PLURALS; SUCCESSORS
20.  The words “Lessor” and “Lessee” wherever herein occurring and used shall be construed to mean “Lessors” and “Lessees” in case more than one person constitutes either party to this lease; and all the covenants and agreements contained shall be binding upon, and inure to, their respective successors, heirs, executors, administrators and assigns and may be exercised by his or their attorney or agent.

SEVERABILITY
21.  Wherever possible each provision of this lease shall be interpreted in such manners as to be effective and valid under applicable law, but if any provision of this lease shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this lease.

If this instrument is executed by a corporation, such execution has been authorized by a duly adopted resolution of the Board of Directors of such corporation.

This Lease consist of 11 pages numbered 1-11, including Rider A consisting of 5 pages and Rider B consisting of 1 page.

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the Date of Lease stated above.

LESSEE: ASPEN MARKETING, INC.		LESSOR: A.&A. CONTE JOINT VENTURE LIMITED PARTNERSHIP

By:	/s/ (illegible)	By:	CONTE FAMILY CORPORATION,
Its:	(illegible)		Its General Partner

		By:	/s/ Arturo J. Conte
Arturo J. Conte, President

FIRST AMENDMENT TO INDUSTRIAL BUILDING LEASE

THIS FIRST AMENDMENT TO INDUSTRIAL BUILDING LEASE (“Amendment”) is made and entered into as of August 1, 2003, by and between A.&A. CONTE JOINT VENTURE LIMITED PARTNERSHIP,  an Illinois limited partnership (“Landlord”) and ASPEN MARKETING, INC.,  a California  corporation (“Tenant”)

RECITALS:

A.
By that certain industrial Building Lease dated as of June 2, 2003 (the “Lease”) between Landlord and Tenant, Landlord agreed to lease to Tenant and Tenant agreed to lease from Landlord premises consisting of approximately 108,438 square feet of space in a building commonly known as 1240 North Avenue, West Chicago, Illinois.

B.
Tenant has requested and Landlord has agreed to make certain improvements (“Build-Out”) on the Premises at the aggregate cost to Landlord of $     (“Build-Out Cost”), and Tenant has agreed that such Build-Out Cost shall be included in rent under the Lease and amortized over the remaining initial term of the Lease at an interest rate of       percent (   %) per annum based upon the unpaid Build-Out Cost.

C.	Landlord and Tenant therefore desire to amend the Lease in certain respects and to otherwise set forth certain agreements as specifically set forth herein.

D.	Unless otherwise provided herein, all capitalized words and terms used herein shall have the same meanings ascribed to such words and terms as in the Lease.

NOW, THEREFORE, for and in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Revised Rent Schedule.  Rider B to the Lease, which sets forth rent due under the Lease, is hereby deleted and replaced in its entirety with Exhibit A attached to this Amendment.  The Lease is otherwise amended as appropriate to reflect such revised rent under the Lease.

2.
Remedy Upon Default.  In the event of a default by Tenant under the Lease, then in addition to and not in substitution of any other remedy of Landlord under the Lease, Landlord shall have the right accelerate and declare immediately due and payable the unpaid balance of the Build-Out Cost then outstanding, and Tenant shall pay such accelerated remaining balance immediately upon such declaration and demand by Landlord.

3.
Restoration of Premises.  Tenant hereby reaffirms and ratifies its covenant under the Lease that at the end of the Lease Term it will return the premises to its original condition (i.e., the condition existing as of August 1, 2003).  Such covenant to restore shall include, but not be limited to, the removal of all Build-Out and the repair of any damage to the Premises caused thereby.

4.	Successors, Assigns. The terms of this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns.
5.	No Broker. The parties acknowledge and agree that no broker participated in, negotiated or is entitled to any commission as a result of the Amendment.
6.
Reaffirmation of Lease.  Except as specifically set forth in this Amendment, all provisions of the Lease are unmodified and remain in full force and effect, and the parties hereby ratify and confirm each and every provision thereof.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

A.&A. CONTE JOINT VENTURE LIMITED PARTNERSHIP

By:	/ s/ Arturo J. Conte
Name:	Arturo J. Contet
Its:	Presiden

TENANT:

ASPEN MARKETING, INC.

By:	/s/ /s/ Patrick J. O’Rahilly
Name:	Patrick J. O’Rahilly
Its:	President/CEO

SECOND AMENDMENT TO INDUSTRIAL BUILDING LEASE

This SECOND AMENDMENT TO INDUSTRIAL BUILDING LEASE (this “Second Amendment”) made the 21 day of January, 2009 (“Execution Date”).  By and between A.& A. CONTE JOINT VENTURE LIMITED PARTNERSHIP, an Illinois limited partnership (hereinafter call “Landlord”), and ASPEN MARKETING SERVICES, INC., a Delaware corporation (hereinafter call “Tenant”).

WHEREAS. Landlord and Tenant, entered into that certain Industrial Building Lease dated June 3, 2003 (the “Original Lease”), as amended by that certain First Amendment to Industrial Building Lease dated August 1, 2003 (the “First Amendment”, and together with the Original Lease, the “Lease”), under which Landlord demised to Tenant the premises consisting of approximately 108,438 rentable square feet of warehouse and office space in the building commonly known as 1240 North Avenue, Chicago, Illinois (the “Premises”) all as more particularly set forth in the Lease.

WHEREAS, Landlord and Tenant desire to extend the term of the Lease from August 1, 2009 through July 31, 2012, modify the rent and amend certain other provisions of the Lease, as more particularly set forth in the Second Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth. the mutual agreements set forth in the Lease, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.  Landlord and Tenant have agreed, and hereby agree that the Lease is amended as follows:

1.
Recitals Incorporated.  The Recitals set forth above are hereby incorporated by this reference and shall be deemed terms and provisions hereof with the same force and effect as if fully set forth in this Section 1.

2.
Defined Terms.  Capitalized terms which are not otherwise defined herein shall be deemed to have the same meanings herein as are ascribed to such as terms in the Lease.  All references herein to “Lease” shall be deemed to be references to the Lease, as amend hereby.

3.
Lease Term.  Tenant has exercised its Option to Renew contained in the Original Lease such that the Lease Term is hereby extended and the Expiration Date shall by July 31, 2014 unless the Lease shall sooner terminate as provided therein.

4.
Base Rent and Additional Rent.  Tenant shall continue paying all amounts due under the Lease with respect to the Premises prior to August 1, 2009.   Commencing on August 1, 2009, Tenant shall pay Base Rent for the Premises in equal monthly installments of        and No/100 Dollars ($     ) through the Expiration Date.  Tenant shall continue to pay as additional rent, the amounts and charges set forth in paragraph 24 of the Lease, together with all other charges payable to Tenant to Landlord under the Lease.  The Base Rent provided for herein supersedes and replaces all Base Rent provided for in any Rider or Exhibit to the Lease in connection with the extension of the Lease by the exercise of the Option to Renew.

5.
Condition of Premises.  Landlord shall make the following i9mprovement to the Premises:  repair (but not maintain) six (6) rooftop HVAC units designated by Landlord and Tenant until such time as Landlord shall replace any or all of these six (6)  rooftop HVAC units at which time repair and maintenance for the replaced units shall be undertaken by Tenant.

6.	Financial Statement. Tenant shall provide Landlord annual audited financial statements within 120 days after the end of each fiscal year of Tenant.

7.	Counterparts. This Second Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, when taken together. Shall constitute one and the same instrument.

8.
Entire Agreement.  This Second Amendment and the Lease contain the entire agreement between Landlord and Tenant with respect to Tenant’s leasing of the Premises.  Except for the Lease and this Second Amendment, no prior agreements or understandings with respect to the Premises shall be valid or of any force or effect.

9.
Severability.  If any provision of the Second Amendment or the application thereof to any person or circumstance is or shall be deemed illegal, invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect and this Second Amendment shall be interpreted as if such legal, invalid, or unenforceable provision did not exist herein.

10.
Lease In Full Force and Effect.  Except as modified by this Second Amendment, all of the terms, conditions, agreements, covenants, representations, warranties and indemnities contained in the Lease remain in full force and effect.  In the event of any conflict between the terms and conditions of this Second Amendment and the terms and conditions of the Lease the terms and conditions of this Second Amendment shall prevail.

11.	Successors and Assigns. This Second Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

12.
Integration of the Second Amendment and the Lease.  This Second Amendment and the Lease shall be deemed to be for all purposes one instrument.  In the event of any conflict between the terms and provisions of this Second Amendment and the terms and provisions of the Lease, the terms and provisions of this Second Amendment shall, in all instances, control and prevail.

(EXECUTION PAGE FOLLOWS)

IN WITNESS WHEREOF.  Landlord and Tenant have executed this Second Amendment as of the day and year first above written.

LANDLORD:

A.&A. CONTE JOINT VENTURE LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Conte Family Corporation
Its:	General Partner

By:	/ s/ Arturo J. Conte
Arturo J. Conte, President

Attest:	/s/ (illegible)

TENANT:

ASPEN MARKETING SERVICES, INC., A Delaware corporation

By:	/s/ Fiore DiNovi
Name:	Fiore DiNovi
Its:	Secretary & General

Attest:	/s/ Cynthia W. Feldmiller

THIRD AMENDMENT TO INDUSTRIAL BUILDING LEASE

This THIRD AMENDMENT TO INDUSTRIAL BUILDING LEASE (this “Third Amendment”) made the 12th day of October, 2010 (“Execution Date”).  By and between A.& A. CONTE JOINT VENTURE LIMITED PARTNERSHIP, an Illinois limited partnership (hereinafter call “Landlord”), and ASPEN MARKETING SERVICES, INC., a Delaware corporation (hereinafter call “Tenant”).

WHEREAS. Landlord and Tenant, entered into that certain Industrial Building Lease dated June 3, 2003 (the “Original Lease”), as amended by that certain First Amendment to Industrial Building Lease dated August 1, 2003 and as amended by that certain Second Amendment to Industrial Building Lease dated January 21, 2009 (the “First Amendment”, the “Second Amendment”, and together with the Original lease, the “Lease”) under which Landlord demised to Tenant the premises consisting of approximately 108,438 rentable square feet of warehouse and office space (the “Existing Premises”) in the building commonly known as  1240 North Avenue, Chicago, Illinois (the “Premises”) all as more particularly set forth in the Lease.

WHEREAS, Landlord and Tenant desire to extend the term of the Lease, expand the Premises through construction of additions to existing buildings and renovations to existing building or construction of an additional building or buildings, terminate related office leases and modify the rent and amend certain other provisions of the Lease, as more particularly set forth in this Third Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth. the mutual agreements set forth in the Lease, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.  Landlord and Tenant have agreed, and hereby agree that the Lease is amended as follows:

1.
Recitals Incorporated.  The Recitals set forth above are hereby incorporated by this reference and shall be deemed terms and provisions hereof with the same force and effect as if fully set forth in this Section 1.

2.
Defined Terms.  Capitalized terms which are not otherwise defined herein shall be deemed to have the same meanings herein as are ascribed to such as terms in the Lease.  All references herein to “Lease” shall be deemed to be references to the Lease, as amend hereby.

3.
Lease Term.  The Lease Term is hereby adjusted and extended such that the Expiration Date will occur on the last day of the calendar month that is twelve (12)  years after the New Premises Commencement Date (defined below)  (the “New Expiration Date”) unless the Lease shall sooner terminate as provided therein.

4.
Expansion of Premises.  Commencing on date upon which the Landlord’s Improvements (as set forth in Section 7 of the Third Amendment) are substantially complete (the “New Premises Commencement Date”) the Premises shall consist of the Existing Premises plus approximately 46,974 rentable square feet contiguous to the Existing Premises as shown on Exhibit A   attached hereto and incorporated herein (such space being referred to herein as the “New Premises”).  As of the New Premises Commencement Date, the rentable square footage of the Premises (consisting of the Existing Premises plus the New Premises)  shall be 155,412 square feet, and all references in the Lease to the “Premises” shall mean both the Existing Premises and the New Premises.  Within thirty (30) days after substantial completion of Landlord’s Improvements (defined below), the Premises shall be re-measured by Tenant’s architect and the final calculation of the Premises shall be mutually agreed upon by the parties.  Base Rent and Tenant’s Allocable Share shall be adjusted in proportion to and in accordance with the final calculation of the Premises.

5.
Base Rent and Additional Rent.  Tenant shall continue paying all amounts due under the Lease with respect to the Existing Premises prior to the New Premises Commencement Date.   Commencing on the New Premises Commencement date and subject to further adjustment as set forth in Section 4 of this Third Amendment, Tenant shall pay Base Rent for the Premises (including both the Existing Premises and the New Premises) in equal monthly installments in accordance with the terms and provisions of the Lease , as follows:

Period after New Premises Commencement Date	Monthly Base Rent
Year1	$
Year2	$
Year 3	$
Year 4	$
Year 5	$
Year 6	$
Year 7	$
Year 8	$
Year 9	$
Year 10	$
Year 11	$
Year 12	$

The new Monthly Base Rent for each year beginning in the second (2nd) year shall be the amount provided for the above table, which includes a     percent (     %) increase per year.

Tenant shall continue to pay as additional rent, the amounts and charges set forth in Article V of the Lease, as amended hereby, together with all other charges payable to Tenant to landlord under the Lease.  Beginning on the New Premises Commencement Date, all Operating Expenses, Taxes and other charges with respect to the New Premises shall be included in the amounts charged to Tenant.

Landlord shall furnish electricity to the New Premises in the same manor under the same terms and at the same level at which landlord furnishes electricity to the Existing Premises.

Landlord and Tenant are purchasing new office furniture for use by Tenant during the Lease Term as adjusted and extended by this Third Amendment in the total amount of approximately $      (“Furniture”).  Landlord shall purchase and own one-half of the Furniture in an amount not to exceed $      immediately prior to the New Premises Commencement Date, which Furniture shall be rented to Tenant during the Lease Term.   The rental amount for the Furniture shall be included in the Monthly Base Rent amount.  Exhibit D attached hereto and made a part hereof shall list the Furniture purchased by Landlord and rented to Tenant.  Exhibit D shall be completed at the time the Furniture is purchased by landlord.  At the end of the lease Term, or earlier if agreed to by Landlord and Tenant, the Furniture listed on Exhibit D shall be valued by an independent appraiser agreed to by Landlord and Tenant.  Tennant shall pay Landlord the value of the Furniture listed on Exhibit D as determined by the independent appraiser within thirty (30) days following receipt of written appraisal report.  Landlord shall provide a bill of sale to Tenant for the purchase of the Furniture upon payment by Tenant.

6.
Condition of Existing Premises.  Section 5.  Condition of Premises included in the Second Amendment to Industrial Building Lease is hereby deleted in its entirety and this Section 6 Condition of Existing Premises is intended to replace and supersede such deleted Section 5.  Landlord shall replace on a one-time basis, all rooftop HVAC units not previously replaced on the Existing Premises within a period of time not to exceed six (6) months following the Lease Premises Commencement Date.  To the extent older HVAC units on the existing Premises, which have not been replaced break down, Landlord shall pay for all repairs and replacement parts.  Tenant shall be responsible only for normal maintenance and service inspections of such older HVAC units.  Tenant is renewing the Lease, extending the Term and continuing to lease the Existing Premises "as is”, without any representations or warranties of any kind (including without limitation, any express or implied warranties of merchantability, fitness or habitability) and without any obligation on the part of Landlord to alter, remodel, improve, repair or decorate the Existing Premises or any part thereof except to the extent provided for the Exhibit B and except as to replacement of the rooftop HVAC units as described herein.

In addition to the foregoing, Landlord also shall provide improved access to the Premises through a left turn lane on North Avenue onto Conte Parkway.  The left hand turn lane construction shall begin as soon as possible following execution of the Third Amendment.

7.
Landlord’s Improvements (New Premises)  Landlord agrees to cause the construction of certain improvements by A.A. Conte & Son, Inc.  (the “General Contractor”) as specified on the Outline Plans and Specifications which are listed in Exhibit B attached hereto and made a part hereof (the “Landlord’s Improvements”).  Landlord’s Improvements shall be similar to the improvements in the Existing Premises and shall be constructed in a good and workmanlike manner materially in accordance with the Outline Plans and Specifications.  Landlord agrees to cause the completion of the construction of Landlord’s Improvements in accordance with the applicable building code as it is presently interpreted and enforced by the governmental bodies having jurisdiction thereof.  The reference in the immediately preceding sentence to Landlord’s Improvements being in accordance with applicable building codes shall not apply to the use to which Tenant will put the New Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Tenant’s use or to any Alterations (as hereinafter defined) made or to be made by Tenant.  Tenant is responsible for determining whether or not the zoning and other applicable laws. Covenants or restrictions of record, regulations, and ordinances are appropriate for Tenant’s intended use.

Landlord agrees to cause final plans and specifications to be prepared by Ernest Ternovits, Jr.  (the “Project Architect”) in accordance with the Outline Plans and Specifications.  The final plans and specifications shall be attached to each party’s copy of this Lease and made a part hereof as Exhibit C.  Such Exhibit C shall be in lieu of and shall replace Exhibit B except as to non-construction matters contained in Exhibit B, not expressly and specifically superseded by Exhibit C.  Tenant shall pay to Landlord all increased costs or damages incurred by Landlord attributable to delays caused by Tenant (not including delays that are beyond Tenant’s reasonable control), and in the event that such delays caused by Tenant should result in the Substantial Completion Date (the earlier of (i) the date Landlord substantially completes Landlord’s Improvements and delivers possession of the New Premises) being delayed, the parties acknowledge and agree that the Substantial Completion Date shall be deemed to occur on the date on which the Substantial Completion Date would have occurred but for such delay.

Landlord shall cause the General Contractor to diligently proceed with the construction of the Landlord’s Improvements and make commercially reasonable efforts to substantially complete the same and deliver possession thereof to Tenant on or about July 31, 2011m (the Target Substantial Completion Date”): provided, however, if delay is caused or contributed to by act or neglect of Tenant, or those acting for or under Tenant, labor disputes, casualties, acts of God or the public enemy, government embargo restrictions, shortages of fuel, labor or building materials, action or non-action of public utilities or of local, state or federal governments affecting the work, or other causes beyond Landlord’s or the General Contractor’s reasonable control, then the Target Substantial Completion Date shall be extended for the additional time caused by such delay.  Landlord’s failure to complete and deliver Landlord’s Improvements by the Target Substantial Competition Date, whether due to Tenants delay, force majeure or otherwise, shall not be a default by Landlord under this Lease.

Landlord shall, at the time of the Substantial Completion Date deliver to Tenant an assignment of any assignable warranty it receives from the General Contractor that Landlord’s Improvements shall be free of defects in materials and workmanship for a period of one (1) year from the Substantial Completion Date.  Additionally if any other warranty is provided under any subcontract or in connection with any manufactured unit which is installed as part of Landlord’s Improvements, then the right to enforce any such warranty shall be assigned to Tenant as of the Substantial Completion Date.  Tenant acknowledges and agrees that the said warranty from the General Contractor to be delivered by Landlord is in lieu of all other remedies available against Landlord or the General Contractor for construction defects.  Tenant agrees to look solely to the General Contractor for the performance of the warranty, the satisfactory completion of punchlist items, and for all other claims with respect to the condition of Landlord’s Improvements, and Tenant waives claims against Landlord with respect to the same, except with respect to the aforesaid warranty from the General Contractor.  Tenant agrees to accept the New Premises in an “as is” condition.  Said warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the General Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage.

8.
Related Office Leases.  Landlord and Tenant shall execute a Termination Agreement with respect to those certain office leases (the “31W001 Office Leases”) for office space located northeast of the Existing Premises and commonly known as Building 31W001, with termination thereof to be effective  on or about the New Premises Commencement Date.  Landlord and Tenant acknowledge that one of the 31W001 Office Leases may not have been signed by Tenant, but both Landlord and Tenant acknowledge the validity of the 31W001 Office Leases, and Tenant shall promptly sign any such lease that ii has not signed.  In addition, Tenant shall promptly submit to Landlord any security deposit that is due under the 31W001 Office Leases that Tenant has not yet submitted.  Any funds from any security deposit held by Landlord under the 31W001 Office Leases that are no applied and used by Landlord pursuant to such leases shall be retained by Landlord as security for this Lease pursuant to the provisions of Section 18 of this Third Amendment and all other provisions of the Lease.

9.
No Broker.  Landlord and Tenant represent and warrant that they have not dealt with any real estate broker, salesperson or finder in connection with this Amendment, and no such person initiated or participated in the negotiation of this Third Amendment or is entitled to any fee or commission in connection herewith, by, through or under Tenant.  Each party agrees to indemnify and hold the other party, its agents and employees harmless from and against any and all damages, liabilities, claims, actions, costs and expenses (including attorneys’ fees) arising from any claims or demands of any broker, salesperson or finder retained by or through each party for any fee or commission alleged to be due to such broker, salesperson or finder.

10.	Counterparts. This Third Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, when taken together. Shall constitute one and the same instrument.

11.	Time is of the Essence. Time is of the essence for this Third Amendment and the Lease and each provision hereof and thereof.

12.
Submission of Amendment.  Submission of this instrument for examination shall not bind Landlord and no duty or obligation on Landlord shall arise under this instrument until this instrument is signed and delivered by Landlord and Tenant.

13.
Entire Agreement.  This Third Amendment and the Lease contain the entire agreement between Landlord and Tenant with respect to Tenant’s leasing of the Premises.  Except for the Lease and this Third Amendment, no prior agreements or understandings with respect to the Premises shall be valid or of any force or effect.

14.
Severability.  If any provision of the Third Amendment or the application thereof to any person or circumstance is or shall be deemed illegal, invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect and this Third Amendment shall be interpreted as if such legal, invalid, or unenforceable provision did not exist herein.

15.
Lease In Full Force and Effect.  Except as modified by this Third Amendment, all of the terms, conditions, agreements, covenants, representations, warranties and indemnities contained in the Lease remain in full force and effect.  In the event of any conflict between the terms and conditions of this Third Amendment and the terms and conditions of the Lease the terms and conditions of this Third Amendment shall prevail.

16.	Successors and Assigns. This Third Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

17.
Integration of the Second Amendment and the Lease.  This Third Amendment and the Lease shall be deemed to be for all purposes one instrument.  In the event of any conflict between the terms and provisions of this Third Amendment and the terms and provisions of the Lease, the terms and provisions of this Third Amendment shall, in all instances, control and prevail.

18.
Security Deposit.  Landlord currently holds $      (consisting of security deposits of $      and last month’s rent of $     ) as security for Tenant’s performance under the Lease and/or the 31W001 Office Leases (“Existing Security Deposit”).  Upon execution of this Third Amendment Tenant, Tenant shall deposit with Landlord $      (consisting of $      for purchase of furniture by Landlord together with additional security deposit of $      and additional last month’s rent of $     ) (“Additional Security Deposit”).  When the Additional Security deposit is combined with the Existing Security Deposit, Landlord is holding a total of $      (the “Security Deposit”) as security for the full and faithful performance of every provision of this Lease, including but not limited to the provisions relating to the payment of Rent.  Landlord may use, apply or retain all or any part of said Security Deposit for the payment of Rent and any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default.  If any portion of the Security Deposit is so used or applied Tenant shall within five (5) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its amount prior to such use or application.  Except to the extent required by law, Landlord shall not be required to keep the Security Deposit separate from general funds and Tenant shall not be entitled to interest on the Security Deposit except to the extent described herein.  If Tenant shall fully and faithfully perform every provision of the Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlords option to the last assignee of Tenant’s interest hereunder) within sixty (60) days after the expiration of the Term and Tenant’s vacation of the Premises.  Landlord may deliver the Security Deposit funds deposited hereunder by Tenant to any purchaser of Landlord’s interest in the Building, and thereupon Landlord shall be discharged from any further liability with respect to said security deposit.  Tenant hereby agrees not to look to any mortgagee as mortgagee, mortgagee in possession. Or successor in title to the Building for any Security Deposit required by Landlord hereunder, unless said sums have actually been received by said mortgagee as security for Tenant’s performance of the Lease.  Nothing herein shall be construed to limit the amount of damages recoverable by Landlord or any other remedy to the Security Deposit.

Notwithstanding the above, Landlord shall return $      of the amount of the Security Deposit to Tenant over a three (3) year period as provided for herein.  Beginning one year from the New Premises Commencement Date and for each of the following two years on such additional anniversary dates, Landlord shall pay Tenant $      as a partial refund of such Security Deposit plus interest.  Landlord shall pay Tenant interest on $     of the Security Deposit at the rate of       percent (     %) per annum, beginning on the New Premises Commencement Date.  Interest in the amount of $      shall be paid to Tenant along with a partial refund of the Security Deposit as described herein on the first anniversary date; and $      in interest shall be paid on the third anniversary date, in addition to the final payment of a partial refund of the Security Deposit after the refunds as described herein shall be held by Landlord through the Lease Term.  The return of $      of the Security Deposit to Tenant or any portion thereof along with any interest shall immediately cease in the event Landlord provides a notice of default under the Lease.

(EXECUTION PAGE FOLLOWS)

IN WITNESS WHEREOF.  Landlord and Tenant have executed this Third Amendment as of the day and year first above written.

LANDLORD:

A.&A. CONTE JOINT VENTURE LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Conte Family Corporation
Its:	General Partner

By:	/ s/ Arturo J. Conte
Arturo J. Conte, President

Attest:	/s/ (illegible)

TENANT:

ASPEN MARKETING SERVICES, INC., a Delaware corporation

By:	/s/ (illegible)
Name:	(illegible)
Its:	(illegible)

Attest:	/s/ (illegible)